Exhibit 5.1

Opinion of Jonathan D. Kantor, Esq.

[CNA LETTERHEAD]

333 South Wabash Ave., Chicago, IL 60604	Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary
April 5, 2013	Telephone	312-822-1384
	Facsimile	312-817-0511
	Internet	jonathan.kantor@cna.com

CNA Financial Corporation
333 South Wabash Avenue
Chicago, Illinois  60604

Ladies and Gentlemen:

I am providing this opinion as Executive Vice President, General Counsel and Secretary of CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance by the Company from time to time of an indeterminate amount of the following securities: (i) senior debt securities, which may be issued pursuant to an Indenture, dated as of March 1, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as trustee, as supplemented by a first supplemental indenture, dated as of October 15, 1993, and by a second supplemental indenture, dated as of December 15, 2004 (as so supplemented, the “Senior Indenture”), (ii) subordinated debt securities, which may be issued pursuant to a subordinated indenture, as supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as trustee (as so supplemented, the “Subordinated Indenture”), (iii) subordinated junior debt securities (and, together with the senior debt securities described in clause (i) of this paragraph and the subordinated debt securities described in clause (ii) of this paragraph, the “Debt Securities”), which may be issued pursuant to a junior subordinated indenture, as supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as trustee (as so supplemented, the “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures” or individually, an “Indenture”); (iv) shares of preferred stock, no par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (v) shares of common stock of the Company, par value $2.50 per share (the “Common Stock”); (vi) warrants to purchase any of the foregoing Debt Securities, Preferred Stock, Common Stock or Depositary Shares (the “Warrants”); (vii) preferred securities (the “Trust Preferred Securities”) of CNA Financial Capital I, CNA Financial Capital II and CNA Financial Capital III (each a “CNA Capital Trust” and, collectively, the “CNA Capital Trusts”); (viii) purchase contracts (each a “Purchase Contract” and, collectively, the “Purchase Contracts”) to purchase any of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Trust Preferred Securities; (ix) purchase units (“Purchase Units”), each representing ownership of a Purchase Contract and any of the (A) Debt Securities, (B) debt obligations of third parties, including treasury bonds or similar obligations of the U.S. and/or (C) Trust Preferred Securities; and (x) guarantees (“Guarantees”) of the Company of Trust Preferred Securities of the CNA Capital Trusts, which may be issued pursuant to guarantee agreements to be executed by the Company.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

On the basis of the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

1.  Assuming that the Indentures, any Debt Securities, and any Board Resolution (as defined in the applicable Indenture) or supplemental indenture with respect to the issuance of such Debt Securities have been duly authorized, when (i) a Board Resolution or supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the applicable Board Resolution or supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable Board Resolution or supplemental indenture relating to such Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (y) upon exercise of any Warrants exercisable for Debt Securities or (z) as part of Purchase Units) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.  Assuming that a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, when (i) the Deposit Agreement has been duly executed and delivered; (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the Depositary Shares have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; (iv) the series of Preferred Stock has been duly and properly authorized for issuance and a Certificate of Designation classifying the series of Preferred Stock and setting forth the terms thereof has been filed with the Secretary of State of the State of Delaware and accepted for record; (v) shares of such series of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

3.  Assuming that a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the actions described in paragraph 1 above have been taken, in the case of Warrants exercisable for Debt Securities; (iv) the actions described in paragraph 2 above have been taken, in the case of Warrants exercisable for Depositary Shares; (v) the actions described in paragraph 4 below have been taken, in the case of Warrants exercisable for Preferred Stock; (vi) the actions described in paragraph 5 below have been taken, in the case of Warrants exercisable for Common Stock; and (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.  When (i) the terms of a series of Preferred Stock have been duly and properly authorized for issuance and a Certificate of Designation classifying the series of Preferred Stock and setting forth the terms thereof has been filed with the Secretary of State of the State of Delaware and (ii) shares of such series of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.  When (i) the shares of Common Stock have been duly and properly authorized for issuance and (ii) the shares of Common Stock have been duly issued, sold and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (w) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock or (z) pursuant to Purchase Contracts), will be validly issued, fully paid and nonassessable.

6.  Assuming that a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract Agreement has been duly executed and delivered; (ii) the terms of the Purchase Contracts have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the actions described in paragraph 1 above have been taken, in the case of Purchase Contracts relating to the issuance and sale of Debt Securities; (iv) the actions described in paragraph 2 above have been taken, in the case of Purchase Contracts relating to the issuance and sale of Depositary Shares; (v) the actions described in paragraph 3 above have been taken, in the case of Purchase Contracts relating to the issuance and sale of Warrants; (vi) the actions described in paragraph 4 above have been taken, in the case of Purchase Contracts relating to the issuance and sale of Preferred Stock; (vii) the actions described in paragraph 5 above have been taken, in the case of Purchase Contracts relating to the issuance and sale of Common Stock; and (viii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

7.  Assuming that the Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract Agreement has been duly executed and delivered; (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the actions described in paragraph 6 above have been taken with respect to the Purchase Contracts; (iv) the terms of the collateral arrangements relating to such Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (v) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

8.  Assuming that the Guarantees have been duly authorized, when (i) the applicable guarantee agreement has been duly executed and delivered, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (ii) the Trust Preferred Securities have been duly issued and delivered by the applicable CNA Capital Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. This opinion is limited in all respects to the laws and facts existing on the date hereof. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption “Validity of Securities” in the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.  This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation or quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without my prior written consent.

Very truly yours,

/s/ Jonathan D. Kantor

Jonathan D. Kantor
Executive Vice President
General Counsel and Secretary